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SUNHAWK CORPORATION
318 Terry Ave, North, Seattle, WA 98109

DISTRIBUTION AGREEMENT

as of June 12, 1998

EMI Christian Music Publishing
PO Box 5085
Brentwood, TN
37024
tel: (615) 371-6838
fax: (615) 371-6897

Gentlemen and ladies:

When signed by you ("EMI") and us ("Sunhawk"), the following will constitute our agreement:

     1. EMI hereby grants to Sunhawk the non-exclusive right to sell and distribute digital editions of EMI's copyrighted musical composition(s) and third party compositions for which EMI has obtained the rights (the "Editions(s)"), solely via Sunhawk's Solero(TM) technology/format over the Internet from Sunhawk's website, currently located a http://www.sunhawk.com. subject but not limited to the following:

     o CONTENT: EMI will supply Sunhawk with compositions chosen by EMI for distribution via the Sunhawk website. The downloadable file of each such composition shall include a playback feature which incorporates a midi file arrangement based solely on the musical content of the Editions(s).

     o FORMAT: Each edition(s) shall be formatted in such a way as to include any and all appropriate copyright information supplied by EMI, and Sunhawk shall insure that such copyright information is made part of each download/sale.

     o WEBSITE DISPLAY: Sunhawk shall display the edition(s) on Sunhawk's web site which may display and use EMI's trademarks, service marks and any and all appropriate artwork, all as selected by EMI. Links to the edition(s) will be provided to EMI for use and display on EMI's web site and/or any other web site of EMI's choosing. A link to EMI's web site will be provided from the Sunhawk web site.

     o FILE USAGE: Both EMI and Sunhawk may keep archival copies of the Solero files. The usage of Solero files is restricted to the terms of this contract. Sunhawk is sole distributor of the Solero file. EMI is permitted to make paper copies for use in their own paper publishing. EMI cannot distribute Solero files or file derived from a Solero file without Sunhawk's written consent and similarly, Sunhawk cannot extract midi components or sell the music without EMI's written consent. Sunhawk will provide to EMI under separate non-disclosure and license agreements a copy of the Solero Music Editor along with instructions on how to save Solero files to a postscript format for the purposes of traditional paper publishing without financial obligation to Sunhawk (not including support) while Sunhawk is the distributor of EMI's digital music, and EMI may sell such music in any format except digital without obligation to Sunhawk.

     2. The territory applicable to this Agreement shall be the World (the "Territory").

     3. Sunhawk shall pay EMI a fee for music sold according to the following formula:

     Sums equal to sixty-five percent (65%) based on the amount of Sunhawk's Gross Receipts (hereinafter defined) but not less than the following amount(s) per Edition(s) sold: $2.62 per "full




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     PIANO/VOCAL/CHORDS" Edition, $2.03 per "EASY PIANO" Edition and $.85 per
     "FAKEBOOK/LEADSHEET" Edition. Such minimums to increase or decrease according to the formula:

     R = your percent = 65%
     CCP = credit card transaction fee = $.45
     CCR = credit card transaction rate = 4.5%
     MLC = Music Lover's Club Discount = 5%
     SRP = suggested retail price

     Minimum payment = R x (SRP - CCF - (SRP x CCR) - (SRP x MLC))

     As used herein, the term "Gross Receipts" means the gross amount of monies actually received by Sunhawk, or credited to Sunhawk's account, in respect of sales of the Edition(s), less any taxes, discounts, reasonable credit card transaction fees and/or credits. The foregoing sums include all payments to be made to writer(s) and/or publisher(s) and/or arranger(s) (other than arranger(s) engaged by Sunhawk) of the Edition(s) for which payments EMI shall be responsible). EMI shall hold Sunhawk free and harmless from and against any claim of the writer(s) and/or publisher(s) and/or arranger(s) of the Edition(s) other than arrangers engaged by Sunhawk.

     4. If the conversion or transcription of a composition should for any reason be considered an arrangement of that composition, Sunhawk will have the arrangement made by a person connected with Sunhawk as Sunhawk's employee-for-hire and Sunhawk shall, in each instance, assign to EMI (or the third party that owns the compositions) all rights in the copyright in the arrangement, together with the sole right of registering the copyright as a work made for hire in EMI's name or the name of EMI's designee.

     5. The cost of preparing and offering for sale the aforesaid Edition(s) will be covered in full by Sunhawk. Suggested retail list prices shall be set by EMI.

     6. The rights hereunder granted shall continue for a term of five (5) years commencing on the date hereof. Thereafter, the rights granted shall continue on a yearly basis until such time as EMI, by written notice, notify Sunhawk that such rights hereunder are terminated.

     7. Sunhawk shall render monthly accountings to EMI within thirty (30) days following the end of each calendar month, accompanied by appropriate remittances for all sums shown to be due thereunder. EMI (and/or EMI's designated agent) shall have the right, at EMI's sole cost and expense, upon thirty (30) days prior written notice, and not more than once during each calendar year, to audit at Sunhawk's office during normal business hours Sunhawk's books and records with respect to the Edition(s). Each accounting statement shall be conclusive and binding on EMI in all respects and EMI shall be barred from maintaining or instituting any action or objection to such accounting statement unless EMI shall give Sunhawk a detailed written objection, stating the basis thereof, within the earlier of (i) thirty six (36) months following the end of the accounting period which is subject to dispute, or (ii) twelve (12) months following EMI's audit of such accounting period.

     8. EMI warrants and represents that EMI has the full and unrestricted right to enter this agreement and to grant all of the rights herein granted to Sunhawk; and that the exercise of such distribution rights by Sunhawk in accordance with this agreement will not infringe upon the copyright or violate the property, contractual or other rights of any third party. EMI further grants and assigns to Sunhawk the benefit of all warranties and representations made for EMI's benefit by any third party with respect to the Edition(s). EMI shall hold Sunhawk free and harmless and shall indemnify Sunhawk against any actual loss or damages (including court costs and reasonable attorneys' fees) due to a breach of this agreement which results in a final adverse judgment against Sunhawk or which is settled with EMI's prior written consent (which shall not be unreasonably withheld).

     9. Sunhawk warrants and represents that Sunhawk has the full and unrestricted right to enter this agreement and to grant all of the rights herein granted to EMI.
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     10.  If a claim, whether oral or written, is presented against Sunhawk which is inconsistent with any of EMI's warranties, representations or covenants contained herein, Sunhawk shall thereupon serve notice upon EMI containing the full details of such claims then known to Sunhawk, and EMI shall assume the defense thereof (except to the extent that such claim involves Sunhawk's alleged act of omission).

     11. Nothing contained herein is intended to constitute a partnership or joint venture between the parties hereto, it being understood that the relationship between EMI and Sunhawk shall be that of independent contractors and Sunhawk shall have no authority to bind EMI in any way to Sunhawk or any third party.

     12. In addition to the copyright notices supplied by E-mail and/or fax from EMI on a song-by-song basis, Sunhawk shall include EMI's Worship Together trademark, other trademarks determined by EMI and the following special notice on the cover page on each Editions(s):

NOTICE: This song may be prepared for congregation use under the terms of your
 CCLI license. However, if you are not a CCLI license holder, any duplication, adaptation, arranging and/or transmission of this copyrighted music file requires the written consent of the Copyright owner(s) and
            EMI CHRISTIAN MUSIC PUBLISHING. Unauthorized uses are
                  an infringement of the Copyright Laws of the
                       United States and other countries.

     13. This agreement shall be binding and shall inure to the benefit of the parties hereto.

     14. This is the entire agreement between Sunhawk and EMI and may only be modified or terminated by an agreement in writing signed by Sunhawk and EMI. This agreement shall be deemed to have been entered into, and shall be interpreted in accordance with the laws of the State of Tennessee, and any legal action concerning this agreement shall be heard in the State or Federal Courts located in Nashville, Tennessee.

     15. This agreement replaces and supersedes our prior Distribution Agreement dated January 1, 1998, any and all prior agreements, written and/or oral, with the exception of the Nondisclosure Agreement and License Agreement (Service Provider) dated January 1, 1998.

SUNHAWK CORPORATION

/s/  BRENT MILLS
-------------------------
By:  Brent Mills
Its: CEO


AGREED TO AND ACCEPTED:


EMI Christian Music Group

/s/  [SIG]
-------------------------
By:
Its: Sr. Vice President